UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 12, 2010(July 9, 2010)

FRANKLIN FINANCIAL SERVICES CORPORATION
(Exact name of registrant as specified in its new charter)

Pennsylvania	0-12126	23-1440803
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Indent. No.)

20 South Main Street, Chambersburg, PA	17201
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code                    (717) 264-6116

N/A
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a –12 under the Exchange Act (17 CFR 240.14a –12)

☐	Pre-commencement communications pursuant to Rule 14d – 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e – 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

Committee Charter
On July 8, 2010, the Board of Directors of Franklin Financial Services Corporation, upon the recommendation of the Audit Committee, amended the Audit Committee Charter, a copy of which is filed herewith as Exhibit 99.1 and is incorporated herein by reference, and will be posted on the Corporation’s website at www.franklinfin.com.

Declaration of Quarterly Dividend
The news release of Franklin Financial Services Corporation, dated July 9, 2010 and attached as Exhibit 99.2, announces a $.27 per share regular cash dividend for the third quarter of 2010 and is incorporated by reference herein.

Stock Repurchase Plan
The news release of Franklin Financial Services Corporation, dated July 9, 2010 and attached as Exhibit 99.3, relates to the authorization to repurchase up to 100,000 shares of common stock in open market or privately negotiated transactions and is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

     (c)  Exhibits.
     The following exhibits are filed herewith:
Number	Description	Page Number

99 .1	Audit Committee Charter, dated July 8, 2010 of Franklin Financial Services Corporation	3

99.2	Declaration of Quarterly Dividend press release, dated July 9, 2010 of Franklin Financial Services Corporation	8

99.3	Stock Repurchase Plan press release, dated July 9, 2010 of Franklin Financial Services Corporation	9

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN FINANCIAL SERVICES CORPORATION

By:	/s/ William E. Snell, Jr.
William E. Snell, Jr., President
and Chief Executive Officer

Dated: July 12, 2010